EXHIBIT 10.21


                                    RWG Inc.
                               6601 Windy Hill Way
                                 Reno, NV 89511



                              ENGAGEMENT AGREEMENT


This Agreement, dated July 1, 2004, between SulphCo, Inc. a Nevada Corporation and RWG Inc., a Nevada Corporation, is to set forth the conditions for the engagement of the services of Dr. Rudolf W. Gunnerman, President and CEO of RWG Inc. to SulphCo, Inc. and its shareholders.

Description of Services: Dr. Gunnerman will be responsible for the functions of the Chief Executive Officer and Chairman of the Board.

Service Fees: SulphCo, Inc. will pay a yearly fee of $480,000.00.

Agreement Term: This Agreement will terminate after one year, on July 1, 2005.





/s/  Kirk S. Schumacher
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Kirk S. Schumacher
President, SulphCo, Inc.






/s/ Rudolf W. Gunnerman
-----------------------
Rudolf W. Gunnerman
President and CEO, RWG Inc.